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                                                                  Exhibit No. 15



February 8, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

                                        RE:  Regis Corporation Registration
                                             Statements on Form S-3
                                             (File No. 333-51094, No. 333-28511,
                                             No. 333-78793, No. 333-49165, No.
                                             333-89279, No.333-90809 and
                                             333-31874), and Form S-8 (File No.
                                             33-44867 and No. 33-89882)

Commissioners:

We are aware that our report dated January 24, 2001, on our review of the interim consolidated financial information of Regis Corporation for the period ended December 31, 2000, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the above referenced registration statements.

Yours very truly,


/s/ PRICEWATERHOUSECOOPERS LLP


PRICEWATERHOUSECOOPERS LLP





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